PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (this "Agreement"), is made effective as of December 31, 2006 (the "Effective Date"), by and between LunarEYE, Inc., a Texas corporation whose physical address is 1343 CR 2005,  Liberty, Texas, USA 77575 ("Licensor"), and Celevoke, Inc., a Texas Corporation whose physical address is 1308 North Main Street, Liberty, TX. 77575.

WHEREAS, Licensor has invented, developed and patented certain inventions relating to Wireless Triggerable Location and Remote Control products and Licensor intends to continue to invent, develop, improve and patent second generation Location and Remote Control products related thereto which represent improvements or modifications to the existing inventions (collectively, the "Product") which either are currently under the protection of certain Letter Patents described in detail and shown as EXHIBIT A of this document (including any modifications, extensions, renewals, divisions, continuations and continuations-in-parts and all reissues thereof), or will be protected by further patents now pending and obtained by Licensor (collectively, the "Patents");

WHEREAS, Licensor is the owner of all right, title and interest in and to the Patents and their applications; and

WHEREAS, Licensee desires to secure a non-exclusive license to make, use and sell the Product and to practice the inventions disclosed in the Patents and to obtain license rights under said Patents, and Licensor is willing to grant the same upon the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto hereby agree as follows:

AGREEMENT

1.

License Grant.  Licensor hereby grants to Licensee, and Licensee hereby accepts,  one non-exclusive and non-transferable right and license, effective upon the Effective Date of this Agreement and continuing during the Term of this Agreement (as hereinafter defined), to make, have made, use, offer to sell, sell and otherwise transfer the Product or Products and practice the invention covered by the claims of the Patents solely within the embodiment of the triggerable location and remote control products  (collectively, the "Systems") developed and manufactured by Licensee.  The Systems is a telematics system which combines the following components and electronic circuits (or their functional equivalents) together comprising: (i) a location signal generating device such as a GPS system receiver, (ii) a telemetry communication module such as a cellular telephone or satellite transceiver for example, (iii) a central processor unit, (iv) a trigger sensor input/output interface module, (v) a location signal antenna, (vi) a communication signal antenna, and (vii) a power source (the "Unit"). This license is granted for developing, using, manufacturing (including outsourced manufacturing), marketing distribution and sales (including extending it’s rights under this license to units it sells to it’s customers for actual use of the licensed products) of Units. (the "License"). Notwithstanding anything to the contrary contained in this agreement, except for all previously granted licenses and the licenses granted to Licensee, Licensor shall not license the Systems to any other persons or entities except those against whom Licensor has alleged have infringed or may potentially infringe upon Licensor’s intellectual property rights.

2.

Integration.  The patent specifications necessary for Licensee to integrate and create the functions of the Product into the Unit are attached hereto as Exhibit B.  It is understood that Licensee is responsible for all engineering, designs and manufacturing required for Licensee to utilize the intellectual property embodied in the patents.

3.

Royalty Payments.

(a)

In consideration of the License granted hereby, Licensee hereby agrees to pay Licensor running royalty payments ("Royalty Payments") under the following Schedule:

(1)  Units 1-25,000  $ 0.00 per unit

(2)  Units 25,001- 50,000  $2.50 per unit

(3)  Units 50,001-1,000,000  $5.00 per unit

(4) Units 1000000 – and above $2.50 per unit or 4.5% of the wholesale manufactured cost.

Royalty applies to each Unit sold, used, leased, manufactured or otherwise transferred or disposed of and on each Unit handled by Licensee during the Term of this Agreement in the geographic areas that are hereby licensed to Licensee and subject to the protection the patents afford, namely, the Untied States of America and it territories, The United Kingdom, Brazil and anywhere else that Licensor’s licensed patents apply and afford protection are included hereunder.  The Royalty Payments shall be accrued and payable on a calendar quarter basis with the first such payment commencing thirty (30) days after the last day of the calendar quarter in which actual royalties are due under item (a)(2) above. Licensee shall then make continuing payments within thirty (30) days after each successive calendar quarter thereafter according to the schedule above until the termination or expiration of this Agreement; and

(b)

For purposes of this Agreement, the expression "otherwise transferred or disposed of" set forth in Section 3(a) above means:

(i)

Units not sold or delivered by Licensee to others, regardless of the basis of compensation, if any;

(ii)

Units put into use by Licensee for any purpose other than routine internal testing prior to sale or other disposition of such Units; and

(iii)

Units not sold as such but sold by Licensee as components or constituents of other products.

4.

Reporting Requirements.  During the Term of this Agreement, Licensee shall furnish to Licensor, within thirty (30) days after the end of each calendar quarter commencing with the calendar quarter ended March 31, 2007 and continuing thereafter, a written report of the total number of Units of Product sold, used, leased or otherwise transferred or disposed of in the geographic areas which are subject to royalty during the preceding calendar quarter.  Such report shall be forwarded by Licensee to Licensor at the time of payment of each Royalty Payment under Section 3 above.

5.

Recordkeeping and Examination of Records.  Licensee agrees that it will at all times keep complete, true and correct books of account containing current record of sales and other data in sufficient detail to enable the Royalty Payments payable under this Agreement to be computed and verified.  Licensee shall maintain all records related to the manufacture and sale of Units for a minimum of five (5) years after the accrual of the Royalty Payments to which such records pertain, unless disputed, in which event such records shall be kept until such dispute is settled.  Licensee further agrees to permit Licensor, its duly authorized representative or, at the option of Licensor, a certified public accountant to inspect those books and records of Licensee which relate to the sales of Units, upon reasonable notice and at reasonable times at the place where such records are customarily kept, in order to verify the accuracy of the determination of the Royalty Payments.  Any underpayment of royalties found pursuant to an audit shall be paid by Licensee to Licensor within ten (10) days after determination of such underpayment.  Each party shall pay the costs that it incurs in the course of the audit; provided, however, that in the event an audit establishes underpayment greater than five percent (5%) of the Royalty Payments due, then Licensee shall reimburse Licensor for the cost of the audit, up to, but not exceeding, the amount of such underpayment.  Neither Licensor, nor any examining person or entity acting on its behalf, shall disclose any information obtained in such audit other than that necessary for the purpose of enabling Licensor to determine the accuracy of such reports and payments made in connection therewith.

6.

Identification of Patents.  Licensee agrees that all rights granted by Licensor to Licensee hereunder are conditioned upon Licensee permanently affixing to the packaging of each Unit incorporating and using the Product and permanently affixing to each Unit incorporating and using the Product a legible notice reading "Licensed under Patents No. US- 6,297,768 B1, 6,476,763 B2, 6,484,035 B2, 7,710,738 B2,", substituting any future patent numbers, as applicable.

7.

Term and Termination.

(a)

This Agreement shall remain in effect for a period of eight (8) years from the Effective Date (the "Term"), unless either terminated under the provisions of this Agreement.

(b)

This Agreement will terminate prior to the Term upon the first to occur of the following:

(i)

the mutual written consent of each of the parties hereto;

(ii)

the latest expiration of the Patent (or any modification, extension, renewal, division, continuation, continuation-in-part or reissue thereof) which is the subject matter of this Agreement;

(iii)

upon Licensee's failure to make all proper reports or any payments due under this Agreement to Licensor after thirty (30) days prior written notice of Licensor's election to terminate this Agreement for such failure; provided, however, should Licensee make all proper reports and any payments due hereunder within such thirty (30) day notice period, then such notice shall be of no effect and this Agreement shall not terminate; or

(iv)

the filing by Licensee of a petition in bankruptcy or insolvency or any adjudication that Licensee is bankrupt or dissolved, or the filing by Licensee of any legal action or document seeking reorganization, readjustment or rearrangement of Licensee's business under any law relating to bankruptcy or insolvency or the appointment of a receiver for all or substantially all of the property of Licensee.

(c)

Licensor's rights of termination shall be in addition to all other rights it may have to enforce this Agreement or to such damages for breach hereof, and no termination of this Agreement or the License granted hereunder shall relieve Licensee of any obligation or liability accrued hereunder prior to such termination.

8.

Warranties.

(a)

Licensor represents and warrants to Licensee that:

(i)

Licensor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

(ii)

All action necessary to authorize the execution and performance of       this Agreement by Licensor has been validly taken.

(iii)

This Agreement constitutes the valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

(iv)

Licensor has the full right and power to grant the License set forth in Section 1 of this Agreement.

(b)

Licensee represents and warrants to Licensor that:

(i)

Licensee is a Corporation validly existing under the laws of the State of Texas;

(ii)

All action necessary to authorize the execution and performance of this Agreement by Licensee has been validly taken; and

(iii)

This Agreement constitutes the valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

(c)

Licensor makes no representation or warranties, express or implied, nor shall Licensor have any liability, in respect of any infringement of the Patent or other rights of third parties due to Licensee's operation under the License herein granted.

9.

Limitations.  Nothing in this Agreement shall be construed as: (a) a warranty or representation by either party as to the validity or scope of any patent; (b) a requirement that either party shall file any patent application, secure any patent, or maintain any patent in force; (c) an obligation to bring or prosecute actions or suits against third parties for infringement of any patent; (d) an obligation to furnish any manufacturing or technical information or any information concerning pending patent applications; (e) conferring a right to use in advertising, publicity, or otherwise any trademark or trade names of the party from which a license is received under this Agreement; (f) or granting by implication, estoppel, or otherwise any licenses or rights under patents other than the Patent.  Licensor disclaims and Licensee accepts such disclaimer of any indemnity under this Agreement or by operation of law.

10.

Indemnification.

(a)

Licensee shall hold Licensor harmless against all liabilities, demands, damages, expenses or losses arising out of the use by Licensee of inventions licensed under this Agreement, or out of any use, sale or other transfer or disposition by Licensee of products made by use of such inventions.

(b)

Licensor shall indemnify, defend, and hold Licensee harmless against all liabilities, demands, damages, expenses or losses arising out of any claim, judgment, or actual or threatened suit based upon or relating to, in whole or in part, any claimed infringement of patents, violation of intellectual property rights.

(c)

Licensee shall obtain and maintain, at its own expense, insurance coverage relating to claims for injury and/or property damage based on the use of the Units as manufactured or sold or otherwise transferred or disposed of and to supply certificates of insurance evidencing such coverage.  Licensor shall be named as an additional insured.  Coverage shall be obtained in such amounts as Licensor may reasonably request.

(d)

The terms and provisions of this Section 11 shall survive termination of this Agreement.

11.

Sublicense and Assignment.  Licensee shall have no right to grant sublicenses under this Agreement without the prior written consent of Licensor.  Licensee shall have no right to assign all or any portion of this Agreement without the express, prior written consent of Licensor.  Any purported assignment by Licensee in violation of this Section 12 shall be void and ineffective.

12.

Notices.  Any notice required hereunder shall be in writing and effective upon the date mailed by certified mail, return receipt requested, to the registered address of Licensee or Licensor, as the case may be, or to such other address as either party may designate by written notice hereunder.

13.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.

Venue; Governing Law.  Licensor and Licensee hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement to the jurisdiction and venue of the United States District Court for the Southern District of Texas – Houston Division and the jurisdiction and venue of any court of the State of Texas located in Harris County and waive any and all objections to jurisdiction and review or venue that it may have under the laws of Texas or the United States.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts of law provisions thereof.

15.

Entire Agreement.  This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by each of the parties hereto.

16.

Binding Effect.  This Agreement and the License granted herein shall be binding upon and shall inure to the benefit of the parties and to their respective legal successors and assigns.

17.

Waiver.  Any term or condition of this Agreement may be waived by a party hereto only if that party signs a writing to such effect.  No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provision, irrespective of similarity, or shall constitute a continuing waiver unless otherwise expressly provided.  No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any rights, power or privilege.

18.

Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

19.

Limitations.  Except as set forth in this Agreement, neither party makes any representation or warranty, including without limitations, implied warranties, including any warranty of merchantability or fitness for a particular purpose.

20.

Relationship of the Parties.  For purposes of this Agreement, neither party is an agent of the other party, and neither party has any express or implied authority to act on behalf of, or make any representations whatsoever on behalf of, the other party.

21.

Headings.  All section and subsection headings or captions contained in this Agreement are for convenience only and shall not be deemed part of this Agreement.

22.

Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remainder of this Agreement or any valid clause of an invalid portion.  If any provision of this Agreement is determined by a court of law to be illegal, unenforceable or void, then such provision will be stricken and the other provisions of this Agreement will remain fully effective and enforceable and enforced to the maximum extent possible to effect the intent of the Parties.

23.

Confidentiality.  Licensee shall keep the terms and conditions of this Agreement (except the existence of this Agreement and the application of the Patent number to the Units) confidential and shall not divulge the same or any part thereof in (i) any press release or publicly available documents and (ii) to any third party except with the prior written consent of Licensor or as otherwise may be required by law or legal process in a court of law.  Breach of this provision may result in the immediate termination of this Agreement at Licensor's sole discretion.

24.

Attorneys' Fees.  In the event any party hereto institutes a lawsuit against any other party hereto for a claim arising out of or to specifically enforce this Agreement, the losing party shall pay the reasonable and necessary attorneys' fees incurred by the prevailing party in connection with such lawsuit.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative on the day and year first set forth above.

SIGNATURES ON FOLLOWING PAGE

LICENSOR:

      LUNAREYE, INC.

     a Texas corporation

By:

“Alvin Allen” 12-31-2006

         Alvin C. Allen, Jr., President

LICENSEE:

     CELEVOKE,  INC.,

     a Texas corporation

By:

“Robert Kramer” April 9, 2008

Name:

Robert Kramer

Title:

CFO/Director